Exhibit 99.1

ON24 Announces Fourth Quarter and Full Year 2025 Financial Results

•Delivered Q4 and FY2025 revenue above guidance
•Best ARR performance of the year in Q4 with total ending ARR of $124 million
•Record percentage of ARR in multi-year agreements and record number of customers using two or more products
•Added 18 net new customers in Q4, best performance in 3 years
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading intelligent engagement platform for B2B marketing, sales, and other customer-facing teams today announced financial results for the fourth quarter and full year ended December 31, 2025.
ON24 will not host a conference call to discuss its results for the fourth quarter and full year of 2025 or provide forward guidance, due to the announced proposed acquisition of ON24 by Cvent. For more information related to the proposed acquisition, see the section below titled “Additional Information About the Acquisition and Where to Find It.”
“We are pleased to end 2025 with strong Q4 results, with both top and bottom-line performance exceeding our expectations”, said Sharat Sharan, Co-founder, Chairman and CEO of ON24. “In Q4 we reported the best ARR performance and had the best in-period gross retention of the year. We added 18 net new customers, which was the best quarter of new logo additions in the last three years. Our customers continue to demonstrate strong commitments to the ON24 platform with the ARR in multi-year agreements and the number of customers using two or more products reaching record highs as of the end of the year. AI ARR had the best quarter of the year, which increased 66% year-over-year, with over 1 in 5 ON24 customers paying for our AI offerings.
Looking back, ON24 pioneered and created the webinar marketing and digital engagement category to help B2B businesses drive revenue growth and business outcomes. Looking ahead, we are excited about the next generation of our Intelligent Engagement Platform, which is fueled by our AI-driven 2026 product roadmap and features exciting advancements in our AI powered Analytics and Content Engine (ACE), including the addition of AI Translate and the next phase our partnering and integration with LinkedIn®. I look forward to the next chapter for ON24.”
Fourth Quarter 2025 Financial Highlights
•Revenue:
◦Total revenue was $34.6 million.
◦Revenue from our Core Platform, including services, was $34.0 million.
•ARR:
◦Total ARR of $124.0 million as of December 31, 2025.
◦Core Platform ARR of $122.0 million as of December 31, 2025.
•GAAP Operating Loss was $8.1 million, compared to GAAP operating loss of $11.8 million in the fourth quarter of 2024.
•Non-GAAP Operating Income was $0.8 million, compared to non-GAAP operating loss of $0.4 million in the fourth quarter of 2024.

•GAAP Net Loss was $6.5 million, or $(0.15) per diluted share, compared to GAAP net loss of $8.9 million, or $(0.21) per diluted share in the fourth quarter of 2024.
•Non-GAAP Net Income was $2.4 million, or $0.05 per diluted share, compared to non-GAAP net income of $2.5 million, or $0.06 per diluted share in the fourth quarter of 2024.
•Adjusted EBITDA was $1.7 million in the fourth quarter of 2025.
•Cash Flow: Net cash used in operating activities was $1.1 million, compared to $1.0 million provided by operating activities in the fourth quarter of 2024. Free cash flow was $(2.2) million for the quarter, compared to $0.4 million in the fourth quarter of 2024.
•Cash, Cash Equivalents and Marketable Securities totaled $167.5 million as of December 31, 2025.
Full Year 2025 Financial Highlights
•Revenue:
◦Total revenue was $139.3 million.
◦Revenue from our Core Platform, including services, was $136.7 million.
•GAAP Operating Loss was $35.8 million, compared to GAAP operating loss of $50.7 million in 2024.
•Non-GAAP Operating Loss was $2.7 million, compared to non-GAAP operating loss of $2.4 million in 2024.
•GAAP Net Loss was $28.9 million, or $(0.68) per diluted share, compared to GAAP net loss of $42.2 million, or $(1.01) per diluted share in 2024.
•Non-GAAP Net Income was $4.3 million, or $0.09 per diluted share, compared to non-GAAP net income of $6.1 million, or $0.13 per diluted share in 2024.
•Adjusted EBITDA was $1.6 million in 2025.
•Cash Flow: Net cash provided by operating activities was $7.5 million, compared to $4.8 million provided by operating activities in 2024. Free cash flow was $4.0 million for the year, compared to $2.6 million in 2024.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss), adjusted EBITDA, and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Full Year 2025 Customer Metrics
As of December 31, 2025:
•Multi-Year Contracts: 58% of total ARR, a record high.
•Multi-Product Customers: 46% of customers are using two or more of our products, a record high.
Recent Business Highlights:
•Launched new LinkedIn® integration to drive the next generation of event marketing, combining ON24’s intelligent engagement platform with LinkedIn® and their unmatched professional audience reach, to help organizations engage more effectively and propel business outcomes.

•Launched the next phase of AI Translate, enabling enterprise customers to localize digital events using video and voice translation, supporting global campaigns and engagement across more than 60 languages.
•Continued recognition as a Leader in the G2 Winter 2026 Enterprise Webinar Platform report, ranking #1 in customer satisfaction and market presence, reflecting strong enterprise momentum and customer trust.
Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
ON24 Translate: multilingual translation tool allowing customers to support content localization and propel global reach and engagement.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss), Adjusted EBITDA, and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, provision for income taxes, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, acquisition related transaction costs, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, litigation-related expenses from a shareholder class action suit, acquisition related transaction costs, and certain other costs. We define Adjusted EBITDA as net income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, shareholder activism related costs, acquisition related transaction costs, and certain other costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine our leading first-party experiences with personalization and content as well as capture and act on engagement insights, accelerating the buyer journey and propelling pipeline forward.
ON24 provides industry-leading companies, including 3 of the 6 largest global software companies, 4 of the 5 top global asset management firms, 3 of the 6 largest global pharmaceutical companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.
Additional Information About the Acquisition and Where to Find It
This press release references the proposed acquisition of ON24 by an affiliated entity of Cvent, Inc. pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) with Cvent Atlanta, LLC, a Delaware limited liability company (“Parent”), and Summit Sub Corp., a Delaware corporation and wholly-owned subsidiary of Cvent Atlanta, LLC (“Merger Sub”). On February 24, 2026, ON24 filed a definitive proxy statement relating to the proposed acquisition (the “definitive proxy statement”) with the Securities and Exchange Commission (“SEC”) and commenced the mailing of the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. ON24 may also file other relevant documents with the SEC regarding the proposed acquisition and related matters. This communication is not a substitute for the definitive proxy statement or any other document that ON24 may file with the SEC. INVESTORS AND STOCKHOLDERS OF ON24 ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY ON24, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ON24 AND THE PROPOSED ACQUISITION. Investors and stockholders may obtain a free copy of the proxy statement and other documents containing important information about ON24 and the proposed acquisition at the SEC’s website at www.sec.gov or from ON24 at its website at https://investors.on24.com/overview/default.aspx.

Participants in the Solicitation
ON24 and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement.
Forward-Looking Statements
This press release, and the documents to which ON24 refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent ON24’s expectations or beliefs concerning future events. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our Intelligent Engagement Platform and AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements also include the timing of the proposed acquisition and other information relating to the proposed acquisition. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, ON24 expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond ON24’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Such statements are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers; declines in our growth rate; fluctuation in our performance; our history of net losses; and expected increases in our expenses; competition; technological development in our markets; decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the macroenvironment on our customers’ marketing investments and their budgets;the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock. In addition, we face risks related the potential acquisition, including that the proposed acquisition may: not be completed in a timely manner or at all; adversely impact ON24’s business relationships, operating results and business generally; disrupt ON24’s current plans and operations; divert management’s attention from ongoing business operations; impact ON24’s ability to retain, hire and integrate skilled personnel, including ON24’s senior management team, and maintain relationships with others who contribute to its business; result in unexpected costs, charges or expenses, potentially including payment of a termination fee; and result in potential litigation. Other factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement are described under the heading “Risk Factors” in ON24’s Annual Report on Form 10-K for the year ended December 31, 2024, ON24’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date hereof. Except as required by applicable law or regulation, ON24 does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
No Offer
No person has commenced soliciting proxies in connection with the proposed acquisition referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

© 2026 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$37,013	$14,933
Marketable securities	130,516	167,803
Accounts receivable, net	24,643	28,616
Deferred contract acquisition costs, current	8,507	10,784
Prepaid expenses and other current assets	5,052	6,194
Total current assets	205,731	228,330
Property and equipment, net	4,992	6,673
Operating right-of-use assets	5,335	2,297
Intangible asset, net	156	660
Deferred contract acquisition costs, non-current	11,256	12,199
Other long-term assets	890	794
Total assets	$228,360	$250,953
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,260	$2,746
Accrued and other current liabilities	16,562	16,394
Deferred revenue	60,275	66,687
Operating lease liabilities, current	710	2,372
Total current liabilities	82,807	88,199
Operating lease liabilities, non-current	4,864	1,016
Other long-term liabilities	1,240	2,326
Total liabilities	88,911	91,541
Stockholders’ equity
Common stock	3	4
Additional paid-in capital	515,721	507,188
Accumulated deficit	(376,522)	(347,669)
Accumulated other comprehensive income (loss)	247	(111)
Total stockholders’ equity	139,449	159,412
Total liabilities and stockholders’ equity	$228,360	$250,953

ON24, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Subscription and other platform	$31,783	$33,576	$128,512	$136,412
Professional services	2,861	3,104	10,800	11,669
Total revenue	34,644	36,680	139,312	148,081
Cost of revenue:
Subscription and other platform(1)(6)	6,315	6,523	25,731	28,037
Professional services(1)(6)	2,386	2,831	9,613	9,975
Total cost of revenue	8,701	9,354	35,344	38,012
Gross profit	25,943	27,326	103,968	110,069
Operating expenses:
Sales and marketing(1)(6)	15,938	19,048	68,094	78,077
Research and development(1)(2)(6)	7,999	8,880	32,972	36,250
General and administrative(1)(3)(4)(5)(6)	10,154	11,177	38,677	46,399
Total operating expenses	34,091	39,105	139,743	160,726
Loss from operations	(8,148)	(11,779)	(35,775)	(50,657)
Interest expense	44	7	163	34
Other income, net	(1,695)	(2,458)	(7,483)	(9,168)
Loss before provision for income taxes	(6,497)	(9,328)	(28,455)	(41,523)
Provision for (benefit from) income taxes	1	(456)	398	633
Net loss	(6,498)	(8,872)	(28,853)	$(42,156)
Net loss per share:
Basic and diluted	$(0.15)	$(0.21)	$(0.68)	$(1.01)
Weighted-average shares used in computing net loss per share:
Basic and diluted	42,466,011	41,860,807	42,448,269	41,759,879
(1)Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cost of revenue
Subscription and other platform	$336	$565	$1,524	$2,612
Professional services	89	166	456	535
Total cost of revenue	425	731	1,980	3,147
Sales and marketing	1,892	2,722	8,156	12,371
Research and development	1,209	2,215	5,291	8,911
General and administrative	3,393	5,230	13,258	20,758
Total stock-based compensation expense	$6,919	$10,898	$28,685	$45,187

(2)Research and development expense includes amortization of acquired intangible asset of $147 thousand and $570 thousand for the three and twelve months ended December 31, 2025, respectively, and $135 thousand and $551 thousand for the three and twelve months ended December 31, 2024, respectively, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three and twelve months ended December 31, 2025 includes professional advisory expenses associated with activism defense and related costs of $64 thousand and $179 thousand, respectively. We did not incur such costs in the three and twelve months ended December 31, 2024.
(4)General and administrative expense for the three and twelve months ended December 31, 2025 includes legal costs associated with our IPO class action securities litigation of $100 thousand and $394 thousand, respectively. In prior periods these amounts were less meaningful to our results and therefore were not shown separately.
(5)General and administrative expense for the three and twelve months ended December 31, 2025 includes acquisition related transaction costs of $1,197 thousand. We did not incur such costs in the three and twelve months ended December 31, 2024.
(6)The results of operations for the three and twelve months ended December 31, 2025 and 2024 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cost of revenue
Subscription and other platform	$51	$27	$620	$377
Professional services	3	3	38	23
Total cost of revenue	54	30	658	400
Sales and marketing	376	358	1,177	1,705
Research and development	32	—	159	112
General and administrative	22	—	103	339
Total restructuring costs	$484	$388	$2,097	$2,556

ON24, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,078	1,193	4,843	4,828
Stock-based compensation expense	6,919	10,898	28,685	45,187
Amortization of deferred contract acquisition cost	2,858	3,629	12,803	14,862
Provision for allowance for doubtful accounts and billing reserves	161	623	1,117	2,159
Non-cash lease expense	361	396	1,557	1,573
Accretion of marketable securities	(22)	(882)	(957)	(5,169)
Other	(1)	23	11	123
Change in operating assets and liabilities:
Accounts receivable	(9,985)	(5,489)	2,856	7,164
Deferred contract acquisition cost	(2,626)	(2,867)	(9,583)	(9,661)
Prepaid expenses and other assets	2,335	403	1,133	(1,536)
Accounts payable	516	(772)	2,382	(105)
Accrued liabilities	1,662	664	354	(1,985)
Deferred revenue	2,511	3,056	(6,412)	(7,671)
Other liabilities	(329)	(1,018)	(2,484)	(2,807)
Net cash (used in) provided by operating activities	(1,060)	985	7,452	4,806
Cash flows from investing activities:
Purchase of property and equipment	(1,148)	(561)	(3,484)	(2,241)
Purchase of marketable securities	(35,647)	(43,681)	(117,765)	(196,606)
Proceeds from maturities of marketable securities	33,150	48,500	156,070	163,048
Proceeds from sale of marketable securities	—	5,792	—	16,348
Net cash (used in) provided by investing activities	(3,645)	10,050	34,821	(19,451)
Cash flows from financing activities:
Proceeds from exercise of stock options	577	350	1,359	2,034
Proceeds from issuance of common stock under ESPP	243	301	515	668
Payment for repurchase of common stock	(6,243)	(7,174)	(22,095)	(25,777)
Repayment of short-term financing and equipment loans	(83)	—	(164)	(72)
Repayment of finance lease obligations	(3)	—	(3)	(127)
Net cash used in financing activities	(5,509)	(6,523)	(20,388)	(23,274)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10)	(607)	207	(366)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,224)	3,905	22,092	(38,285)
Cash, cash equivalents and restricted cash, beginning of period	47,329	11,108	15,013	53,298
Cash, cash equivalents and restricted cash, end of period	$37,105	$15,013	$37,105	$15,013
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$37,013	$14,933	$37,013	$14,933
Restricted cash included in other assets, non-current	92	80	92	80
Total cash, cash equivalent and restricted cash	$37,105	$15,013	$37,105	$15,013

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit and gross margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP gross profit	$25,943	$27,326	$103,968	$110,069
Add:
Stock-based compensation	425	731	1,980	3,147
Restructuring costs	54	30	658	400
Non-GAAP gross profit	$26,422	$28,087	$106,606	$113,616
GAAP gross margin	75%	74%	75%	74%
Non-GAAP gross margin	76%	77%	77%	77%

Reconciliation of operating expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP sales and marketing	$15,938	$19,048	$68,094	$78,077
Less:
Stock-based compensation	(1,892)	(2,722)	(8,156)	(12,371)
Restructuring costs	(376)	(358)	(1,177)	(1,705)
Non-GAAP sales and marketing	$13,670	$15,968	$58,761	$64,001

GAAP research and development	$7,999	$8,880	$32,972	$36,250
Less:
Stock-based compensation	(1,209)	(2,215)	(5,291)	(8,911)
Restructuring costs	(32)	—	(159)	(112)
Amortization of acquired intangible asset	(147)	(135)	(570)	(551)
Non-GAAP research and development	$6,611	$6,530	$26,952	$26,676

GAAP general and administrative	$10,154	$11,177	$38,677	$46,399
Less:
Stock-based compensation	(3,393)	(5,230)	(13,258)	(20,758)
Restructuring costs	(22)	—	(103)	(339)
Fees related to shareholder activism	(64)	—	(179)	—
Litigation related expense	(100)	—	(394)	—
Acquisition related transaction costs	(1,197)	—	(1,197)	—
Non-GAAP general and administrative	$5,378	$5,947	$23,546	$25,302

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of net loss to non-GAAP operating income (loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Add:
Interest expense	44	7	163	34
Other income, net	(1,695)	(2,458)	(7,483)	(9,168)
Provision for (benefit from) income taxes	1	(456)	398	633
Stock-based compensation	6,919	10,898	28,685	45,187
Amortization of acquired intangible asset	147	135	570	551
Restructuring costs	484	388	2,097	2,556
Fees related to shareholder activism	64	—	179	—
Litigation related expense	100	—	394	—
Acquisition related transaction costs	1,197	—	1,197	—
Non-GAAP operating income (loss)	$763	$(358)	$(2,653)	$(2,363)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Add:
Interest expense	44	7	163	34
Other income, net	(1,695)	(2,458)	(7,483)	(9,168)
Provision for (benefit from) income taxes	1	(456)	398	633
Depreciation and amortization	931	1,058	4,273	4,277
Amortization of acquired intangible asset	147	135	570	551
Amortization of cloud implementation costs	—	24	11	125
Stock-based compensation	6,919	10,898	28,685	45,187
Restructuring costs	484	388	2,097	2,556
Fees related to shareholder activism	64	—	179	—
Litigation related expense	100	—	394	—
Acquisition related transaction costs	1,197	—	1,197	—
Adjusted EBITDA	$1,694	$724	$1,631	$2,039

Reconciliation of net loss to non-GAAP net income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Add:
Stock-based compensation	6,919	10,898	28,685	45,187
Amortization of acquired intangible asset	147	135	570	551
Restructuring costs	484	388	2,097	2,556
Fees related to shareholder activism	64	—	179	—
Litigation related expense	100	—	394	—
Acquisition related transaction costs	1,197	—	1,197	—
Non-GAAP net income	$2,413	$2,549	$4,269	$6,138

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of GAAP to Non-GAAP basic and diluted net (loss) income per share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP basic and diluted net loss per share:
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Weighted average common stock outstanding, basic and diluted	42,466,011	41,860,807	42,448,269	41,759,879
Net loss per share, basic and diluted	$(0.15)	$(0.21)	$(0.68)	$(1.01)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP basic and diluted net income per share:
Net loss	$(6,498)	$(8,872)	$(28,853)	$(42,156)
Add:
Stock-based compensation	6,919	10,898	28,685	45,187
Amortization of acquired intangible asset	147	135	570	551
Restructuring costs	484	388	2,097	2,556
Fees related to shareholder activism	64	—	179	—
Litigation related expense	100	—	394	—
Acquisition related transaction costs	$1,197	$—	$1,197	$—
Non-GAAP net income	$2,413	$2,549	$4,269	$6,138
Non-GAAP weighted-average common stock outstanding
Basic	42,466,011	41,860,807	42,448,269	41,759,879
Diluted	44,998,946	45,339,578	45,085,431	45,587,866
Non-GAAP net income per share of common stock:
Basic	$0.06	$0.06	$0.10	$0.15
Diluted	$0.05	$0.06	$0.09	$0.13

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(1,060)	$985	$7,452	$4,806
Less: Purchases of property and equipment	(1,148)	(561)	(3,484)	(2,241)
Free cash flow	$(2,208)	$424	$3,968	$2,565

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Core Platform
Subscription and other platform	$31,286	$33,030	$126,378	$133,841
Professional services	2,709	3,007	10,319	11,104
Total core platform revenue	$33,995	$36,037	$136,697	$144,945

Virtual Conference
Subscription and other platform	$497	$546	$2,134	$2,571
Professional services	152	97	481	565
Total virtual conference revenue	$649	$643	$2,615	$3,136

Revenue
Subscription and other platform	$31,783	$33,576	$128,512	$136,412
Professional services	2,861	3,104	10,800	11,669
Total revenue	$34,644	$36,680	$139,312	$148,081

Contacts
Media Contact:
David Lee
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com